EXHIBIT 99.1

Greektown Holdings, L.L.C. Announces Closing of $425 Million Debt Offering

DETROIT, March 14, 2014 — Greektown Holdings, L.L.C. (the “Company”) and its wholly owned subsidiary Greektown Mothership Corporation (together with the Company, the “Issuers”) announced today the closing of its previously announced issuance of $425 million in aggregate principal amount Second Priority Senior Secured Notes due 2019 (the “Notes”) in an offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Notes are guaranteed by certain domestic subsidiaries of the Company.

The Notes and the guarantees are secured by second priority liens, subject to certain exceptions, on certain of the Company’s and guarantors’ existing and future assets, and are junior to the Company’s new revolving loan facility with respect to such collateral.

The Issuers used a portion of the net proceeds from the offering of the Notes to purchase in a tender offer $209,808,000, or approximately 54.5%, of their outstanding 13% Senior Secured Notes due 2015 (the “2015 Notes”) that were tendered by holders of the 2015 Notes prior to the consent payment deadline of 5:00 p.m., New York City time, on March 10, 2014.  The Issuers issued a notice of redemption to holders of the remaining $175,192,000 in outstanding principal amount of 2015 Notes in order to redeem the remaining outstanding 2015 Notes in accordance with the indenture governing the 2015 Notes (the “Indenture”).  Simultaneously with the offering of Notes, the Issuers used a portion of the net proceeds of the Notes to deposit funds with Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), sufficient to redeem the remaining outstanding 2015 Notes.  Immediately after such funds were deposited with the Trustee, the Indenture was discharged and the collateral securing the 2015 Notes was released pursuant to the terms of the Indenture.

The Issuers also used a portion of the net proceeds from the offering of the Notes to repay amounts outstanding under their existing revolving loan facility and to pay related fees and expenses, and intend to use the remaining approximately $37.6 million of net proceeds for property renovation and general corporate purposes. The Issuers also entered into a new $20.0 million revolving loan facility with Comerica Bank, which is currently unfunded.

Concurrently with the closing of the offering of the Notes, the Company’s owner contributed $50 million to the Company, approximately $25 million of which constituted the purchase price for the Company’s sale of certain parking garages and parking lots and approximately $25 million of which was in the form of an equity contribution.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.  This press release is not an offer to buy or a solicitation of an offer to sell the Issuers’ Notes.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about the Notes and the offering. All forward-looking statements involve risks and uncertainties.  All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, and there can be no assurance that the expected benefits of the Company’s new projects will be realized. Many of these risks, uncertainties and contingencies are beyond the Company’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Any forward-looking statements in this release speak only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

About Greektown Holdings, L.L.C.

Greektown Holdings, L.L.C. owns and operates, through its subsidiaries, Greektown Casino-Hotel.  Located in downtown Detroit's historic Greektown Entertainment District, Greektown Casino-Hotel opened in November 2000 as the state’s third commercial casino. Greektown Casino-Hotel expanded its gaming floor and developed a modern 400-room, 30-story hotel in February 2009. The urban casino employs 1,800 team members and features 2,850 slot machines, 50 table games, and a poker room, along with three restaurants, a five-outlet food court, two bars and a VIP players’ lounge. Greektown Casino-Hotel has also partnered with 14 local restaurants to offer fine dining rewards to guests.

Media Contact:
Rock Gaming LLC
Jennifer Kulczycki
313-373-3033
jenniferkulczycki@rock-gaming.com

Investor Contact:
Greektown Holdings, L.L.C.
Glen Tomaszewski
Senior Vice President, Chief Financial Officer and Treasurer
313-223-2999, ext. 5467
gtomaszewski@greektowncasino.com